EXECUTIVE RETENTION AGREEMENT


        AGREEMENT, effective as of January 3, 1994, between NYNEX Corporation, a Delaware corporation (the "Company"), and FirstName LastName an individual (the "Executive").

        WHEREAS, the Company and the Executive previously entered into an Executive Retention Agreement; and

        WHEREAS, the Company and the Executive desire to amend and to restate in its entirety, such Executive Retention Agreement.

        In consideration of the mutual agreements and covenants contained herein, the Company and the Executive hereby agree as follows:

        1. Executive Duties. The Company hereby employs the Executive, and the Executive hereby agrees to serve the Company in the capacity of JobTitle and that the Executive's entire business time and best efforts during the Term of Employment (as hereinafter defined) will be devoted to the performance of the Executive's duties, as now or hereafter assigned to the Executive by the Chairman of the Board and Chief Executive Officer of the Company or in the case of a subsidiary that subsidiary's Board of Directors.

        2. Term of Employment. The term of employment (the "Term of Employment") shall commence on January 3,1994, and shall continue day to day.

        3. Compensation. Except as hereinafter provided, the Company shall pay to the Executive, and the Executive shall accept from the Company, for the services and duties to be rendered and performed by the Executive during the Term of Employment:

               (a) Base Compensation. During the Term of Employment, base compensation at the annual rate determined by the NYNEX Board of Directors or the Board of Directors of the company to which this Agreement has been assigned (subject to applicable withholding and other taxes), (i) payable in equal monthly installments on or before the first day of the month following each of the months during such period, and (ii) as subsequently adjusted by the NYNEX Board of Directors or the Board of Directors of the company to which this Agreement has been assigned.

               (b) Short Term Incentive Plan. During the Term of Employment, the Executive shall participate in the Company's Senior Management Short Term Incentive Plan (the "STIP").

               (c) Long Term Incentive Plan. During the Term of Employment, the Executive shall participate in the NYNEX Senior Management Long Term Incentive Plan (the "LTIP").

               (d) Stock Options. During the Term of Employment, the Executive will be eligible to participate in the NYNEX Stock Option Plan.

               (e) Retention Award. As of January 3,1994, the Company will award the Executive Shares shares of restricted stock (the "Award"), pursuant to the terms of the NYNEX 1987 Restricted Stock Award Plan, (1987 Plan) under the following terms:

                      (i) dividends on the Award will be used to purchase additional shares of restricted stock (the additional shares and the Awarded shares shall be referred to collectively as the "Retention Award");

                      (ii) the shares which comprise the Retention Award shall be subject to the terms and conditions provided in the 1987 Plan.

                      (iii) the Restriction Period for the Retention Award as defined in the 1987 Plan shall end when the
                             Executive:

                             (a) voluntarily separates from service with the Company with the consent of the Chairman and Chief Executive Officer of the Company;

                             (b)    dies; or

                             (c)    is terminated without cause.

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

               (f) Benefits. In addition to the compensation, STIP, LTIP and Stock Option Plan grants and awards payable to the Executive pursuant to this paragraph 3, the Company shall provide the following benefits to the Executive during the Term of Employment:

                      (i) The Executive, to the extent eligible, shall participate in the Company's current and future employee benefit plans and programs for members of the Senior Management Compensation Group and employees generally.

                      (ii) The Executive, as a member of the Senior Management Compensation Group as defined by the NYNEX Board of Directors, shall be entitled to all perquisites and benefits available to members of the Senior Management Compensation Group of the Company.

               (g)    Termination of Payments and Severance Pay.
                      Compensation and benefits under this sub-paragraph 3 shall terminate as follows:

                      (i) If the Executive voluntarily separates from service with the Company without the consent of the Chairman and Chief Executive Officer of the
                             Company:

                             (A) the Company shall make no further payments to the Executive under sub-paragraph 3(a) for any period of time subsequent to the date of such separation;

                             (B) grants and awards previously made to the Executive under the LTIP, STIP and the Stock Option Plan shall be governed by the terms of those plans;

                             (C) the Retention Award under sub-paragraph 3(e), shall be forfeited;

                             (D) all benefits provided under sub-paragraph 3(f) hereof shall cease as of the date of such separation, except as may be provided in the plans and programs; and

                             (E) the Executive shall not be entitled to the Severance Payment defined in subparagraph 3(h) below.

                       (ii) If the Executive voluntarily separates from employment with the Company with the consent of the Chairman and Chief Executive Officer of the
                             Company:

                             (A) the Company shall make no further payments to the Executive under sub-paragraph 3(a) for any period of time subsequent to the date of separation,

                             (B) grants and awards previously made to the Executive pursuant to the LTIP, STIP, and the Stock Option Plan shall be governed by the terms of those plans;

                             (C) the restrictions on the Retention Award, under sub-paragraph 3(e), shall lapse; and

                             (D)    all benefits provided under sub-paragraph
                                    (f) hereof shall cease as of the date of such separation, except as may be provided in the plans and programs; and

                             (E) The Executive shall be entitled to the Severance Payment 7 days after the Executive signs and delivers to the Company a release substantially in the form attached as Exhibit A.

                       (iii) If the Executive dies at any time during the
                             Term of Employment:

                             (A) the Company shall make no payments under sub-paragraph 3(a) of this Agreement to the Executive or the Executive's executors, administrators, assigns, beneficiaries or estate for any period of time subsequent to the date of the Executive's death;

                             (B) grants and awards previously made to the Executive pursuant to the LTIP, STIP and the Stock Option Plan shall be governed by the terms of those plans;

                             (C) the restrictions on the Retention Award, under sub-paragraph 3(e), shall lapse;

                             (D) the continuation, expiration and termination of the benefits provided under sub-paragraph 3(f) shall be governed by the terms of the Company's employee benefit plans and programs applicable in the event of the death of an employee as in effect on the date of death; and

                             (E) the Executive's heirs shall be entitled to the Severance Payment 7 days after the Executive's heirs sign and deliver to the Company a release substantially in the form attached as Exhibit A.

                      (iv) If the Executive's employment is terminated for cause as defined in Paragraph 4 below:

                             (A) the Company shall make no payments under sub-paragraph 3(a) for periods of time subsequent to the date of such termination;

                             (B) grants and awards previously made to the Executive pursuant to the LTIP, STIP and the Stock Option Plan shall be governed by the terms of those plans;

                             (C) the Retention Award, under sub-paragraph 3(e), shall be forfeited;

                             (D) all benefits provided under sub-paragraph 3(f) shall cease as of the date of such termination except as may be provided in the plans and programs; and

                             (E) the Executive shall not be entitled to the
                                 Severance Payment.

                      (v) If the Executive becomes disabled as defined in the NYNEX Senior Management Long Term Disability and Survivor Protection Plan (the "LTD Plan") such that the Executive is eligible for a disability allowance pursuant to the LTD Plan:

                             (A) the Company shall make no payments under sub-paragraph 3(a) for periods of time subsequent to the onset of such disability, but the Executive shall eligible for a disability allowance in accordance with the LTD Plan;

                             (B) grants and awards previously made to the Executive pursuant to the LTIP, STIP and the Stock Option Plan shall be governed by the terms of those plans;

                             (C) the Retention Award under sub-paragraph 3(e) shall be continued until the expiration of the period described in paragraph 1(a) of
                                    Section 2 of the LTD Plan; if the Executive remains disabled during a period described in paragraph 1(b) of Section 2 of the LTD Plan, the Term of Employment shall end, the Executive shall be deemed to have voluntarily separated from service with the Company with the consent of the Chairman and Chief Executive Officer of the Company, and the restrictions on the Retention Award under sub-paragraph
                                    3(e) shall lapse;

                             (D) all benefits provided under sub-paragraph 3(f) hereof shall be governed by the terms of the Company's employee benefit plans and programs; and

                             (E) at the end of the Term of Employment, the Executive shall be entitled to the Severance Payment 7 days after the Executive signs and delivers to the Company a release substantially in the form attached as Exhibit A.

                       (vi) If the Executive's employment is terminated by the Company without cause:

                             (A) the Company shall make no payments specified under sub-paragraph 3(a) to the Executive after the date of termination;

                             (B) grants and awards previously made to the Executive pursuant to the LTIP, STIP, and the Stock Option Plan shall be governed by the terms of those plans;

                             (C) the restrictions on the Retention Awards under sub-paragraph 3(e) shall lapse;

                             (D) the continuation, expiration and termination of all other benefits provided under sub-paragraph 3(f) shall be governed by the terms of the Company's employee benefit plans and programs as in effect on the date of such termination;

                             (E) the Executive shall be entitled to the Severance Payment 7 days after the Executive signs and delivers to the

                                    Company a release substantially in the form attached as Exhibit A.

               (h) Severance Payment. For purposes of this Agreement, the Severance Payment shall be equal to the sum of (i) and (ii) as follows:

                      (i) The monetary value of the Retention Award on the Executive's last day of employment. For this purpose, value shall be the mean between the high and low sale prices of the shares which comprise the Retention Award as quoted by the New York Stock Exchange-Composite Transactions listing for the last day of employment, or such other appropriate measurement of fair market value as the Committee on Benefits of the Company's Board of Directors shall select. If the last day of employment is a non-trading day, then the high and low sale prices for the last trading day prior to such date shall be used.

                     (ii) The balance on the Executive's last day of employment in the Executive's phantom Global Balanced Fund Account specified as of February 1, 1996 by the Committee on Benefits of the Board of Directors of the Company, but in no event shall this be less than the amount specified for the Executive as of February 1, 1996, which such amount is Dollars.

               (i) Certain Terminations of Employment. Notwithstanding anything in this Agreement to the contrary, unless otherwise determined by the Chairman and Chief Executive Officer, the following shall not constitute grounds for a termination of employment by the Company without cause for purposes of sub-paragraph 3(g)(vi):

                     (A) Relocation by the Company or any affiliate of the Company of the Executive's primary work location anywhere within the operating geography of the Company and its affiliates within the area encompassing the states from Maine to Virginia;

                     (B) Changes in the Executive's job responsibilities, unless they are so substantially reduced that the Executive has materially less status and rank; and

                     (C)     Changes in the Executive's reporting relationships.

               (j) The Severance Payment shall not be payable if the Executive is terminated by the Company as a consequence of the sale or transfer to another party of the stock or assets of the Company or any affiliate of the Company under circumstances where the Executive is hired or offered employment by the purchaser or transferee or its affiliates, successors or assignees within (60) days of the date the Executive is terminated by the Company.

               (k) If the Executive is re-employed by the Company or any affiliate prior to the end of one year, a pro rata share of the Severance Payment shall be repaid by the Executive to the Company.

        4.     Termination of Employment.

               (a) The Executive may voluntarily terminate employment with the Company at any time with or without cause at the sole discretion of the employee.

               (b) The Executive's employment may be terminated by the Company at any time with or without cause at the sole discretion of the Company. The Company shall give the Executive 90 days' notice if the Executive's employment is being terminated without cause. If the Company terminates the Executive's employment without cause and without 90 days notice, notwithstanding the provisions of paragraph 3(g)(vi)(A), the Company will pay the Executive's Base Compensation for each day that the period between notice and termination of employment is less than 90 days. The term "cause" in this subparagraph
                      (b) shall mean grossly incompetent performance or substantial or continuing inattention to or neglect of the duties and responsibilities assigned to the

                      Executive, as determined in the sole discretion and judgment of the Chairman and Chief Executive Officer of the Company: fraud, misappropriation, embezzlement, involving the Company or any of its subsidiaries or affiliates; or commission of any felony of which the Executive is finally adjudged guilty in a court of competent jurisdiction; or a breach of Paragraphs 8 (Non-Competition and Non-Solicitation), 9 (Intellectual Property and Proprietary Information), 10 (Company Rules; Code of Business Conduct), or 11 (Modification of Final Judgment) of this Agreement. In the event that the Company terminates the employment of the Executive for cause, it will state in writing the grounds for such termination and provide this statement to the Executive within 10 business days after the date of termination, except that, in the event that the reason for termination for cause is grossly incompetent performance or substantial or continuing inattention to or neglect of the duties and responsibilities assigned to the Executive, the Company will give the Executive 60 calendar days prior written notice and an opportunity to cure the performance within these 60 calendar days. Evidence of such cause or evidence of other cause discovered after the notice may also be considered to support the termination decision and will, by itself, be sufficient to constitute cause.

        5.     Expenses, Tax Withholding and Cap On Parachute Payments.

               (a)    Expenses.

                      In accordance with the Company's usual practices and procedures, the Company agrees to reimburse the Executive for reasonable travel expenses (other than normal commutation expenses) and other reasonable out-of-pocket expenses directly related to the Executive's work for the Company.

               (b)    Tax Withholding.

                      All amounts payable under this Agreement are subject to the withholding of federal, state and local taxes, FICA and FUTA and SUTA (unemployment taxes) at the time of payment and will be reported on IRS form W-2.

               (c)    Cap On Parachute Payments.

                      Notwithstanding anything in this Agreement to the contrary, Exhibit B shall apply to all payments under this Agreement.

        6. Holidays and Vacation. The Executive shall have the same holidays per calendar year recognized by the Company for its management employees (presently
11). During each calendar year during the Term of Employment, the Executive shall have an aggregate of 4 Management Personal Days and 5 weeks vacation. Notwithstanding the foregoing, such Management Personal Days and vacation days shall be scheduled at such times and in such number with due regard to the needs of the business.

        7.     Capacity.

               (a) The Executive hereby warrants and represents that the Executive is legally capable and now physically capable (with or without reasonable accommodation) of performing the duties contemplated in this Agreement and that such performance will not violate any agreements the Executive has with, or breach any duties owed to, any other employer or organization.

               (b) The Company hereby warrants and represents that this Agreement has been duly and validly authorized, executed, and delivered.

        8.     Non-Competition and Non-Solicitation.

               (a) Without the prior written consent of the Company, the Executive shall not, during the Term of Employment and for a period of two years from the date of termination of employment with the Company, or its Affiliates, either for himself or herself or as an agent, partner, joint venturer or employee of any Person, other than the Company, or its Affiliates, or in any other capacity, directly or indirectly:

                      (i) engage in Competitive Services for any Customer or any Prospective Customer; or

                      (ii) contact, solicit or attempt to solicit, whether for the Executive's own account or for the account of any Person other than the Company, or its Affiliates, any Customer or any Prospective Customer; or

                      (iii) induce away from the Company, or its Affiliates, or facilitate the inducement away from the Company, or its Affiliates of, any personnel of the Company, or its Affiliates, or interfere with the faithful discharge by such personnel of their contractual and fiduciary obligations to serve the interests of the Company, or its Affiliates and their Customers; or

                      (iv) invest in or otherwise be connected with, in any manner, any Person that provides or intends to provide products or services of the type provided by the Company for any Customers or any Prospective Customer.

               (b) For purposes of this Paragraph 8, the following terms shall have the following definitions:

                      (i) "Affiliate" of a Person means any Person directly or indirectly controlling, controlled by, or under common control with, such other Person.

                      (ii) "Customer" means any Person for whom the Company performed Competitive Services within the 18 months immediately preceding such engagement, contact, solicitation attempted solicitation or inducement, or the Executive's termination of employment.

                      (iii) "Competitive Services" means any business activity which is, being conducted or planned during the Term of Employment or was being conducted or planned by the Company at the time of the Executive's termination of employment.

                      (iv) "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

                      (v) "Prospective Customer" means any Person to whom the Company submitted, or assisted in the submission of, a proposal for Competitive Services during the 18 months immediately preceding such (x) engagement, contact, solicitation, attempted solicitation or inducement, or (y) the Executive's termination of employment.

               (c) Ownership of less than 5% of the securities in a publicly traded corporation shall not constitute a violation of this Agreement.

        9.     Intellectual Property and Proprietary Information.
The Executive has executed the NYNEX Employee Agreement Regarding Intellectual Property and Proprietary Information which is made a part of this Agreement.

        10. Company Rules; Code of Business Conduct. The Executive agrees to abide by all of the rules applicable to Company employees as such rules are made known to the Executive from time to time. The Executive has received and read the publication entitled the NYNEX Code of Business Conduct.

        11. Modification of Final Judgment. The Executive has received and read the publication entitled NYNEX Policy for Compliance with the Modification of Final Judgment (August 1988) and has executed the Acknowledgment attached thereto. Such Acknowledgment is made a part of this Agreement.

        12. Additional Remedies. In addition to any other rights or remedies, whether legal, equitable or otherwise, which each of the parties may have:

               (a) The Executive acknowledges that Paragraphs 8, 9, 10 and 11 of this Agreement are essential to the continued good will and profitability of the Company and its subsidiaries and affiliates and further acknowledges that the application and operation thereof shall not involve a substantial hardship upon the Executive's future livelihood. Should any court determine that any or all of such paragraphs of this Agreement are unenforceable in respect of scope, duration or geographic area, such court shall substitute, to the extent enforceable, provisions similar thereto or other provisions, so as to provide to the Company and its subsidiaries and affiliates, to the fullest extent permitted by applicable law, the benefits intended by this Agreement.

               (b) The parties hereto further recognize that irreparable damage to the Company and its subsidiaries and affiliates will result in the event that Paragraphs 8, 9, 10 and 11 of this Agreement are not specifically enforced and that monetary damages will not adequately protect the Company and its subsidiaries and affiliates from a breach of this Agreement. If any dispute arises concerning the violation by the Executive of this Agreement, the parties hereto agree that an injunction may be issued restraining such violation pending the determination of such controversy, and no bond or other security may be required in connection therewith.

        13. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

        14. Reformation and Severability. The Executive and the Company agree that the agreements contained herein shall each constitute a separate agreement independently supported by good and adequate consideration, shall each be severable from the other provisions of the Agreement, and shall survive the Agreement. If an arbitrator or court of competent jurisdiction determines that any term, provision or portion of this Agreement is void, illegal or unenforceable, the other terms, provisions and portions of this Agreement shall remain in full force and effect and the terms, provisions and portions that are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

        15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or messenger, transmitted by telex or telegram or mailed by registered or certified mail, return receipt requested and postage prepaid, as follows:

               (a)    If to the Company, to:

                          NYNEX Corporation
                          1095 Avenue of the Americas
                          New York, New York  10036
                          Attention:  Executive Vice President
                                      and General Counsel


               (b)    If to the Executive, to:

                          Address1
                          City State PostalCode

or to such other person or address as either of the parties shall hereafter designate to the other from time to time by similar notice.

        16. Assignability. This Agreement is personal in nature. The Executive shall have no right to assign or transfer this Agreement. In the event of any attempted assignment or transfer by the Executive of the Executive's duties and obligations contrary to this paragraph, all the Executive's rights under this Agreement shall be forfeited, and the Company shall have no further liability under this Agreement. The Company may assign or transfer its rights under this Agreement only to a subsidiary or affiliate of the Company. No assignment by the Company shall relieve the Company of the liabilities and responsibilities created by this Agreement.

        17. Entire Understanding. This Agreement constitutes the entire understanding between the Company and the Executive with respect to the subject matter hereof, superseding any and all prior written or oral understandings which may have existed.

        18. Amendment. This Agreement may be amended or modified, in whole or in part, only by an agreement in writing signed by the Company and the Executive.

        19. Headings. The headings in this Agreement are inserted for convenience of reference only and are not to be considered in the construction of the provisions herein.

        20. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the principles of conflicts of laws of that State.

        21. Arbitration. Any dispute arising out of or relating to this Agreement, except any dispute by the Company arising out of or relating to paragraphs 8, 9, 10 and 11 of this Agreement, shall be settled by final and binding arbitration, which shall be the exclusive means of resolving any such dispute, and the parties specifically waive all rights to pursue any other remedy, recourse or relief. With respect to disputes by the Company arising out of or relating to paragraphs 8, 9, 10 and 11 of this Agreement, the Company has retained all its rights to legal and equitable recourse and relief, including but not limited to injunctive relief, as referred to in paragraph 12 of this Agreement. Notice to the Company or the Executive of the existence of a dispute which a party wishes to have resolved by arbitration shall be provided pursuant to paragraph 15 of this Agreement. The arbitration shall be expedited and conducted in New York, New York pursuant to the Center for Public Resources ("CPR") Rules for Non-Administered Arbitration of Employment Disputes in effect at the time of notice of the dispute before one neutral arbitrator appointed by CPR from the CPR Panel of Neutrals unless the parties mutually agree to the appointment of a different neutral arbitrator. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitration may be entered by any court having jurisdiction. The finding of the arbitrator may not change the express terms of this Agreement and shall be consistent with the arbitrator's understanding of the findings a court of proper jurisdiction would make in applying the applicable law to the facts underlying the dispute. In no event whatsoever shall such an arbitration award include any award of damages other than the amounts in controversy under this Agreement or the award of compensatory or punitive damages and the parties waive the right to recover, in such arbitration, damages other than the amounts in controversy under this Agreement and any compensatory or punitive damages.

        22. Confidentiality. The Executive agrees not to disclose or discuss, other than with his legal counsel, personal tax or financial advisors, or spouse, either the existence of or any details of this Agreement, or the existence of or any details of any dispute arising out of or relating to this Agreement, or the existence of or any details of any litigation or any arbitration pursuant to Article 21 of this Agreement. The Executive will use his best efforts to ensure that any such legal counsel, personal tax or financial advisors, or spouse will not disclose or discuss with any other person the existence of or any details of this Agreement, or the existence of or any details of any dispute arising out of or relating to this Agreement, or the existence of or any details of any litigation or any arbitration pursuant to Article 21 of this Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the __ day of ____________, 1996.




EXECUTIVE                                          COMPANY



__________________________                         ________________________
                                                   Ivan G. Seidenberg

                                    EXHIBIT A

                        SEPARATION AGREEMENT AND RELEASE

In consideration of the fact that I, __________ (the employee), have voluntarily and of my own free will, elected to resign and accept a payment ("Severance Payment") in the amount of _______, and that NYNEX Corporation, or its subsidiaries and affiliates (hereinafter "NYNEX Corporation" or "the Company") has agreed to pay me the above amount, I acknowledge and agree to the following:

1. I understand that as of ______________________ my employment with ____________________________ (the Company) will cease.

2. I understand that the Severance Payment is being paid as consideration for my signing this Separation Agreement and Release and that these are benefits to which I would not otherwise have been entitled had I not signed this Separation Agreement and Release.

3. I also understand that, pursuant to the Older Workers Benefit Protection Act of 1990, I have the right to consult with an attorney before signing this Separation Agreement and Release, I have 21 days to consider the Release before signing it, and I may revoke the Release within 7 calendar days after signing it.

4. I realize that there are various State and Federal laws that govern my employment relationship with the Company and/or prohibit employment discrimination on the basis of age, color, race, gender, sexual preference/orientation, marital status, national origin, mental or physical disability, religious affiliation or veteran status and that these laws are enforced through the courts and agencies such as the Equal Employment Opportunity Commission, Department of Labor and State Human Rights Agencies. Such laws include, but are not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Employee Retirement Income Security Act of 1974, as amended, and the Americans with Disabilities Act of 1990. In consideration of the Severance Payment provided for in this Agreement, I intend to give up any rights I may have under these or any other laws or agreements with respect to my employment and termination of employment at the Company and acknowledge that the Company (including NYNEX Corporation, its subsidiaries and affiliates) has not (a) discriminated against me, (b) breached any express or implied contract with me, or (c) otherwise acted unlawfully toward me.

5. Subject to paragraph 6 herein, on behalf of myself, my heirs, executors, administrators, successors and assigns, I release and discharge NYNEX Corporation, its successors, assigns, subsidiaries, affiliates, directors, officers, representatives, agents and employees and the fiduciaries of any employee benefit plan maintained by any of the foregoing ("Releasees") from any and all claims, including claims for attorneys' and experts' fees and costs, charges, actions and causes of action with respect to, or arising out of, my employment or termination of employment with the Company. This includes, but is not limited to, claims arising under contract, federal, state, or local laws prohibiting age, color, race, gender, sexual preference/orientation, marital status, national origin, mental or physical disability, religious affiliation or veteran status or any other forms of discrimination or claims growing out of the Company's termination of its employees. With respect to any charges that have been or may be filed concerning events or actions relating to my employment or the termination of my employment and which occurred on or before the date of this agreement, I additionally waive and release any right I may have to recover in any lawsuit or proceeding brought by me, an administrative agency, or any other person on my behalf or which includes me in any class. If I breach this paragraph, I understand that I will be liable for all expenses, including costs and reasonable attorney's fees, incurred by any Releasee in defending the lawsuit or charge of discrimination, regardless of the outcome. I agree to pay such expenses within thirty
        (30) calendar days of written demand. This paragraph is not intended to limit me from instituting legal action for the sole purpose of enforcing this Agreement.

6. I understand that this Separation Agreement and Release in no way affects any rights I may have for benefits under the NYNEX Corporation Management Pension Plan or any other applicable NYNEX Corporation benefit plan.

7. In accordance with my existing and continuing obligations to the Company, I have returned or will immediately return to the Company, on or before my termination date, all Company property, including, but not limited to, files, records, computer access codes, computer programs, instruction manuals, business plans, and other property which I prepared or helped to prepare or which came into my possession in connection with my employment with the Company.

8. I affirm my obligation to keep all proprietary Company information confidential and not to disclose it to any third party in the future. I understand that the term "proprietary Company information" includes, but is not limited to, technical, marketing, business, financial or other information which constitutes trade secret information or information not available to competitors of the Company, the use or disclosure of which might reasonably be construed to be contrary to the interest of the Company or its subsidiaries or affiliates. I understand that this paragraph does not prevent me from talking with any regulatory or law enforcement agencies.

9.      The construction, interpretation and performance of this Agreement
        shall be governed by the laws of [        ].

10. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be unenforceable in any respect under the law of any state or of the United States of America, such unenforceability shall not affect any other provisions of this Separation Agreement and Release, but, with respect only to that jurisdiction holding the provision to be unenforceable, this Separation Agreement and Release shall then be construed as if such unenforceable provision or provisions had never been contained herein.

11. This Separation Agreement and Release contains the entire agreement between the Company and me and fully supersedes any and all prior agreements or understandings pertaining to the subject matter hereof. I represent and acknowledge that in executing this Separation Agreement and Release I have not relied upon any representation or statement not set forth herein made by any of the Releasees or by any of the Releasee's agents, representatives or attorneys with regard to the subject matter of this Separation Agreement and Release.


BY SIGNING THIS SEPARATION AGREEMENT AND RELEASE, I STATE THAT: I HAVE READ IT; I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I AGREE WITH EVERYTHING IN IT; I AM AWARE OF MY RIGHT TO CONSULT AN ATTORNEY BEFORE SIGNING IT; AND I HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY.

_______________________
Date


_______________________
Employee Signature


_______________________
Employee Name Printed

                                    EXHIBIT B

                              Golden Parachute Cap


        (1) Notwithstanding anything to the contrary contained herein, in the event that any payment received or to be received by the Executive under this Agreement (the "Contract Payment") would, in the opinion of independent tax counsel selected by the Company and reasonably acceptable to the Executive ("Tax Counsel"), be subject to the excise tax (the "Excise Tax") imposed by Section 4999 of the Code (in whole or part), the Contract Payment shall be reduced (but not below zero) until no portion of such payments would be subject to the Excise Tax. For purposes of this limitation, (i) no portion of such payments the receipt or enjoyment of which the Executive shall have effectively waived in writing shall be taken into account, (ii) only the portion of such payments which in the opinion of Tax Counsel constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the code shall be taken into account, (iii) such payments shall be reduced only to the extent necessary so that such payments would not be subject to the Excise Tax, in the opinion of Tax Counsel and (iv) the value of any noncash benefit or any deferred payment or benefit included in such payments shall be determined in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. The Executive shall be entitled, at any time by written notice to the Company, to reduce the amount of any Contract Payment otherwise payable to him, and to select from among such payments those to be so reduced.

        (2)(i) If it is established pursuant to an opinion of Tax Counsel or a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Executive and the Company in applying the terms of Section (1) hereof, any Contract Payment paid to the Executive or for his benefit exceeded the limitation contained in Section (1) hereof, then he shall pay to the Company, within five days of receipt of notice of such final determination or opinion, an amount equal to the sum of (A) the excess of the payments paid to him or for his benefit over the maximum payments that should have been paid to or for his benefit taking into account the limitations contained in Section (1) hereof and (B) interest on the amount set forth in clause (A) of this sentence at the applicable federal rate (as defined in Section 1274(d) of the Code) from the date of his receipt of such excess until the date of such payment; provided, however, that he shall not be required to make any payment to the Company pursuant to this Section(2)(i) if such final determination requires the payment by him of an Excise Tax by reason of any Contract Payment or portion thereof.

        (ii) If it is established pursuant to an opinion of Tax Counsel or a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Executive and the Company in applying the terms of Section (1) hereof, any Contract Payment paid to him or for his benefit was in an amount less than the maximum Contract Payment which could be payable to him without such payments being subject to the Excise Tax, then the Company shall pay to him, within five days of receipt of notice of such final determination or opinion, an amount equal to the sum of (A) the excess, if any, of the payments that should have been paid to him or for his benefit over the payments paid to or for his benefit and (B) interest on the amount set forth in clause (A) of this sentence at the applicable federal rate (as defined in Section 1274(d) of the Code) from the date of his non-receipt of such excess until the date of such payment.

        (3) The Company shall pay the Contract Payment at such times as set forth in the applicable paragraph hereof; provided, however, that if the Company in good faith believes that any such payments shall be reduced under the provisions of Section (1) hereof, the Company shall pay to the Executive at such time a good faith estimate of the reduced payments, the computation of which shall be given to him in writing together with a written explanation of the basis for making such adjustment. The Company shall, within thirty days of the otherwise applicable payment date, either (i) pay to the Executive the balance of the payments together with interest thereon at the applicable federal rate (as defined in Section 1274(d) of the Code) or (ii) deliver to him a copy of the opinion of Tax Counsel referred to in Section (1) hereof, as applicable, establishing the amount of the reduced payments over the estimate previously paid on account thereof, together with interest thereon at the applicable federal rate (as defined in Section 1274(d) of the Code).